Exhibit 99.1

June 1, 2021

Kaleyra Closes Landmark Acquisition of Mobile Messaging Solution Provider mGage to Become Tier-1 Messaging Provider in US

The combination puts Kaleyra among the top-5 global CPaaS platforms with strong positions in the Americas, Europe, and APAC. On a pro forma basis, the existing North American customer base will be approximately 30% of 2021 revenue.

VIENNA, Va. & ATLANTA—(BUSINESS WIRE)— Kaleyra, Inc. (NYSE: KLR) (KLR WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced that it has closed the previously announced transaction under which Kaleyra would acquire mGage, a leading global mobile messaging provider, for $215 million in cash and Kaleyra common stock.

mGage is a best-of-breed, Tier 1 aggregator, enabling a diverse range of enterprise to effectively engage with their customers leveraging the power of mobile messaging across a variety of use cases. mGage serves its customers through its enterprise-grade, cloud-based campaign management platform, Communicate Pro, and its API solution, Connect to provide mobile messaging across multiple channels such as SMS, MMS, Push, and RCS.

“We are excited to have closed the mGage transaction and look forward to competing globally as a combined entity. This acquisition redefines Kaleyra by uniting two world-class enterprise cloud communications companies, creating a top-5 global CPaaS platform with a global footprint of diversified and balanced products,” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “This combination will accelerate and expand Kaleyra’s opportunity to serve the CPaaS market which is expected to reach $26 billion in 2025 with a compound annual growth rate of 35%1 and the broader A2P Enterprise messaging market which is expected to reach $78 billion in 2022.2”

This combination provides multiple benefits to Kaleyra’s customers.

Kaleyra will expand its network operator connections, which already cover more than 190 countries, and become one of only four companies providing direct connectivity to all US carriers. These enhanced global connections position Kaleyra as a stronger player in the messaging arena and provide significant cost synergies

From a go-to-market perspective, this acquisition is perfectly aligned with Kaleyra’s history of focused and disciplined acquisitions. This transaction makes Kaleyra a geographically balanced CPaaS company and vastly expands its existing US customer base to 31% of revenues on a pro forma basis.

The combination expands Kaleyra’s R&D footprint and strengthens its messaging portfolio with Google RCS/RBM while also enriching its offering of Enterprise Communication Analytics and Omnichannel Engagement Services. Kaleyra and mGage’s messaging portfolios are highly complementary and provide for immediate cross-selling opportunities across the existing combined customer base of over 3,800 customers.

Financial Outlook

Kaleyra expects mGage’s first month of results to have the following contribution to its financial outlook for the second quarter 2021, also provided on May 10, 2021:

•	Second Quarter 2021 Guidance: Increase the revenue range by $10 - $11 million to $50.0 - $51.0 million.

Acquisition Details

Kaleyra acquired mGage for a total purchase price of approximately $215 million. mGage shareholders received cash in the amount of $195 million and 1,600,000 shares of Kaleyra common stock. In a related transaction, Kaleyra raised $200 million in senior unsecured convertible notes and sold 8,400,000 shares of common stock in a PIPE offering.

About Kaleyra Inc.

Kaleyra, Inc. (NYSE American: KLR) (KLR WS), is a global group providing mobile communication services to financial institutions, e.commerce, digital giants, software companies, logistic providers, healthcare and other large organizations worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, consisting of messaging and instant messaging, push notifications, e-mail, voice services, and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs including all tier-1 US carriers. For more information: https://www.kaleyra.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the anticipated benefits of the acquisition of mGage by the Company, including the Company’s projected future results and market opportunities following the acquisition of mGage. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) risks that the transaction disrupts current plans and operations of mGage and potential difficulties in mGage employee retention as a result of the transaction, (ii) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company, including mGage, operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s, including mGage’s, business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, (iv) the risk of downturns and a changing regulatory landscape in the highly competitive communications industry and (v) the size and growth of the market in which the Company operates, (vi) the mix of services utilized by the Company’s customers and such customers’ needs for these services, (viii) market acceptance of new service offerings, (ix) the ability of the Company to expand what it does for existing customers as well as to add new customers, (x) that the Company will have sufficient capital to operate as anticipated, and (xi) the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on the Company’s operations, the demand for its products, global supply chains and economic activity in general. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

[1]	Juniper Research, 2020
[2]	Statista, 2021

View source version on businesswire.com:

https://www.businesswire.com/news/home/20210601006045/en/

Investor Contact:

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

ir@kaleyra.com

646-277-1290

Source: Kaleyra, Inc.